EXHIBIT 10.1

THIRD AMENDMENT

to

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

among
LAREDO PETROLEUM, INC.,
as Borrower,
WELLS FARGO BANK, N.A.,
as Administrative Agent,
the Guarantors Signatory Hereto,
and
the Banks Signatory Hereto

THIRD AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
This Third Amendment to Fifth Amended and Restated Credit Agreement (this “Third Amendment”), dated as of April 19, 2018 (the “Third Amendment Effective Date”), is among Laredo Petroleum, Inc., a corporation formed under the laws of the State of Delaware (“Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with Borrower, the “Credit Parties”); each of the Banks party hereto; and Wells Fargo Bank, N.A., as administrative agent for the Banks (in such capacity, together with its successors, “Administrative Agent”).
Recitals
A.    Borrower, Administrative Agent and the Banks are parties to that certain Fifth Amended and Restated Credit Agreement dated as of May 2, 2017 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of Borrower.
B.    The parties hereto desire to enter into this Third Amendment to amend certain terms of the Credit Agreement as set forth herein and to be effective as of the Third Amendment Effective Date.
C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed to such term in the Credit Agreement (as amended hereby). Unless otherwise indicated, all section references in this Third Amendment refer to the Credit Agreement.
Section 2.Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement shall be amended effective as of the Third Amendment Effective Date in the manner provided in this Section 2.
2.1Additional Definitions. Section 1.2 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“LC Issuing Lender Commitment”: unless otherwise agreed in writing by the Borrower and such Letter of Credit Issuer, (a) as to Wells Fargo Bank, N.A., in its capacity as a Letter of Credit Issuer, $40,000,000, (b) as to Bank of America, N.A., in its capacity as a Letter of Credit Issuer, $20,000,000, (c) as to BOKF, NA dba Bank of Oklahoma, in its capacity as a Letter of Credit Issuer, $20,000,000 and (d) as to each of the foregoing and each other Letter of Credit Issuer from time to time hereunder, such other amount separately agreed to in a written agreement between the Borrower and such Letter of Credit Issuer (which agreement shall be promptly delivered to the Administrative Agent upon execution).
“March 2023 Notes” means the 6.250% senior unsecured notes of Borrower or Predecessor Borrower, as applicable, due March 15, 2023.
“Replacement Rate” has the meaning assigned thereto in Section 13.1(b).
“Third Amendment Effective Date” means April 19, 2018.
2.2Restated Definitions. Section 1.2 of the Credit Agreement is hereby amended by amending and restating each of the following definitions to read in full as follows:
“Aggregate Elected Commitment Amount” at any time shall equal the sum of the Elected Commitments, as the same may be terminated, reduced or increased from time to time in accordance with the terms hereof. As of the Third Amendment Effective Date, the Aggregate Elected Commitment Amount is $1,200,000,000.
“Applicable Margin” means, on any date, with respect to each Eurodollar Tranche or Adjusted Base Rate Tranche, an amount determined by reference to the ratio of Outstanding Revolving Credit to the then effective Borrowing Base, on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Applicable Margin for Eurodollar Tranches	Applicable Margin for Adjusted Base Rate Tranches
I	≥90%	2.250%	1.250%
II	≥75% but<90%	2.000%	1.000%
III	≥50% but <75%	1.750%	0.750%
IV	≥25% but <50%	1.500%	0.500%
V	<25%	1.250%	0.250%
Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that, if at any time Borrower fails to deliver a Reserve Report pursuant to Section 4.1, then the “Applicable Margin” means the rate per annum set forth on the grid when the Ratio of Outstanding Revolving Credit to the then effective Borrowing Base is at its highest level.
“Commitment Fee Percentage” means, on any date, the percentage determined pursuant to the table below based on the ratio of the Outstanding

Revolving Credit on such date to the then effective Borrowing Base on such date:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Commitment Fee Percentage
I	≥90%	0.500%
II	≥75% but <90%	0.500%
III	≥50% but <75%	0.500%
IV	≥25% but <50%	0.375%
V	<25%	0.375%
“Letter of Credit Fee” means, for any date, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to a percentage of the average daily aggregate amount of Letter of Credit Exposure of all Banks during the Fiscal Quarter (or portion thereof) ending on the date such payment is due (calculated on a per annum basis based on such average daily aggregate Letter of Credit Exposure) determined by reference to the ratio of Outstanding Revolving Credit to the then effective Borrowing Base on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Per Annum Letter of Credit Fee
I	≥90%	2.250%
II	≥75% but <90%	2.000%
III	≥50% but <75%	1.750%
IV	≥25% but <50	1.500%
V	<25%	1.250%
Such fee shall be payable in accordance with the terms of Section 2.12.
“Letter of Credit Issuer” means Wells Fargo Bank, N.A., Bank of America, N.A., and BOKF, NA dba Bank of Oklahoma, each in its capacity as an issuer of Letters of Credit issued hereunder including the Existing Letters of Credit, as applicable, and each such Person’s successors in such capacity, and any other Bank designated by Administrative Agent which (without obligation to do so) consents to issue Letters of Credit hereunder; provided, that no Letter of Credit Issuer shall be required, without the consent of such Letter of Credit Issuer, to issue Letters of Credit in excess of its LC Issuing Lender Commitment.
“LIBOR Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 13.1(b), with respect to any Eurodollar

Borrowing for any Interest Period, the rate as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by Administrative Agent, at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period. In the event that such rate is not so published then “LIBOR Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 13.1(b), in the event that a Replacement Rate with respect to LIBOR Rate is implemented, then all references herein to LIBOR Rate shall be deemed references to such Replacement Rate.
“Termination Date” means the earliest to occur of (a) October 17, 2021, if any of the January 2022 Notes are outstanding other than in the form of Permitted Refinancing Debt on October 17, 2021; (b) December 15, 2022, if any of the March 2023 Notes are outstanding other than in the form of Permitted Refinancing Debt on December 15, 2022; and (c) April 19, 2023, or any earlier date on which the Commitments are terminated in full pursuant to Section 2.9 or Section 11.1.
2.3Amendment to Definition of Permitted Investments. Clause (l) of the definition of “Permitted Investment” contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(l)    Investments so long as immediately after giving effect to such Investment (i) no Default or Event of Default exists or results therefrom, (ii) undrawn Commitments are greater than or equal to twenty percent (20%) of the Total Commitment, (iii) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), and (iv) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 3.00 to 1.00; and
2.4Amendment to Section 2.1(b) of the Credit Agreement. Section 2.1(b) of the Credit Agreement is hereby amended by amending and restating the first sentence of clause (b) of such section to read in full as follows:
“The Letter of Credit Issuers will issue Letters of Credit, from time to time during the Letter of Credit Period upon request by Borrower, for the account of Borrower, so long as (i) the aggregate Letter of Credit Exposure of all Banks shall not exceed $80,000,000, (ii) the aggregate undrawn and unexpired amount of all outstanding Letters of Credit issued by each Letter of Credit Issuer shall not exceed such Letter of Credit Issuer’s LC Issuing Lender Commitment, and (iii) Borrower would be entitled to a Borrowing under Section 2.1(c) and Section 6.2 in the amount of the requested Letter of Credit; provided that, (i) the Letter of Credit Issuers shall not be under any obligation to issue any Letter of Credit if a default of any Bank’s obligations to fund under Section 2.1 exists or any Bank is at such time a Defaulting Bank hereunder, unless the Letter of Credit Issuer has entered into arrangements satisfactory to Letter of Credit Issuer with Borrower or such Bank to eliminate the Letter of Credit Issuer’s risk with respect to such Bank and (ii) in connection with the issuance of any Letter of Credit, such Letter of Credit Issuer (other than Wells Fargo Bank, N.A.), shall confirm with the Administrative Agent that following the issuance of such Letter of Credit, the aggregate Letter of Credit Exposure of all Banks does not exceed $80,000,000.”
2.5Amendment to Article I of the Credit Agreement. Article I of the Credit Agreement is hereby amended by adding a new Section 1.6 immediately after existing Section 1.5 of such article to read in full as follows:
Section 1.6    Rates. Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate”.
2.6Amendment to Section 6.2(e) of the Credit Agreement. Section 6.2 of the Credit Agreement is hereby amended by deleting the reference to “$35,000,000” appearing in clause (e) of such section and replacing it with a reference to “$80,000,000” therein.
2.7Amendment to Section 9.2 of the Credit Agreement. Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 9.2    Restricted Payments. Borrower will not, nor will Borrower permit any other Credit Party to, declare, pay or make, or incur any liability to declare, pay or make, any Restricted Payment, except that Borrower may:
(a)    declare and pay dividends with respect to its Equity payable solely in additional shares of its Equity (or in de minimis amounts of cash payable in lieu of partial shares of its Equity); and
(b)    make Distributions; provided that so long as immediately after giving effect to any such Distribution (i) no Default or Event of Default exists or results therefrom, (ii) undrawn Commitments are greater than or equal to twenty percent (20%) of the Total Commitment, (iii) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), and (iv) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 3.00 to 1.00, in the case of both (iii) and (iv), Net Debt or Total Debt, as applicable, shall be determined as of the date of calculation after giving effect to such Distribution occurring on such date and Consolidated

EBITDAX shall be determined as if such Distribution occurred on the last day of the Fiscal Quarter then most recently ended for which financial statements have been received pursuant to Section 8.1; and provided, further that (x) any Equity repurchased pursuant to this Section 9.2(b) shall be contemporaneously cancelled by the Borrower and (y) for clarity, (1) such cancellation is not restricted by Section 9.5 and does not trigger any requirement that the Borrower or any other Credit Party take any further action to be in compliance therewith, and (2) the requirement set forth in clause (iv) of this Section 9.2(b) is applicable only at the time of such Distribution after giving effect to any related borrowing or Debt issuance and does not require that the Consolidated Total Leverage Ratio be maintained at not greater than 3.00 to 1.00 subsequent to giving effect to such Distribution and any related borrowing or Debt issuance.
2.8Amendment to Section 9.13 of the Credit Agreement. Section 9.13(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(a)    call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes prior to the date that is one-hundred and eighty (180) days after the Termination Date except that Borrower may call, make or offer to make Redemptions so long as immediately after giving effect to any such Redemption (and any Borrowings incurred in connection therewith), (i) no Default or Event of Default exists or results therefrom, (ii) undrawn Commitments are greater than or equal to twenty percent (20%) of the Total Commitment, (iii) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), and (iv) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 3.00 to 1.00; or
2.9Amendment to Section 13.1 of the Credit Agreement. Section 13.1 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 13.1    Basis for Determining Interest Rate Applicable to Eurodollar Tranches Inadequate.
(a)    Unless and until a Replacement Rate is implemented in accordance with Section 13.1(b), if the Required Banks determine that for any reason in connection with any request for a Loan or a conversion to or continuation thereof that (i) dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or with respect to clause (c) of the definition of Adjusted Base Rate, or (iii) the LIBOR Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or with respect to clause (c) of the definition of Adjusted Base Rate does not adequately and fairly reflect the cost to such Banks of funding such Loan, Administrative Agent will promptly so notify Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Loans and to calculate clause (c) of the definition of Adjusted Base Rate with respect to Adjusted Base Rate Loans shall be suspended until Administrative Agent (upon the instruction of the Required Banks) revokes such notice; provided that, for purposes of clarity, Adjusted Base Rate Loans shall be calculated without giving effect to clause (c) of the definition of Adjusted Base Rate during such period. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Adjusted Base Rate Loans in the amount specified therein.
(b)    Notwithstanding anything to the contrary in Section 13.1(a) above, if at any time (i) Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (x) the circumstances described in Section 13.1(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, or (y) the circumstances described in Section 13.1(a)(i) or (a)(ii) have not arisen but the applicable supervisor or administrator (if any) of any of the LIBOR Rate or any Governmental Authority having, or purporting to have, jurisdiction over Administrative Agent has made a public statement identifying a specific date after which the London interbank offered rate shall no longer be used for determining interest rates for loans in the United States of America syndicated loan market in the applicable currency, (ii) Wells Fargo Bank, N.A. shall publicly announce that it is no longer making loans at interest rates based on the London interbank offered rate or shall commence to make syndicated loans in the United States of America at rates that are not fixed or based upon the London interbank offered rate, or (iii) if the Borrower notifies the Administrative Agent that it has determined in good faith, that syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the London interbank offered rate, then Administrative Agent and Borrower shall endeavor to agree upon an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States of America (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Papers unless and until (A) an event described in Section 13.1(a)(i), (a)(ii), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate or (B) Administrative Agent (or the Required Banks through Administrative Agent) notifies Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Banks of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Papers shall be amended solely with the consent of Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 13.1(b). Notwithstanding anything to the contrary in this Agreement or the other Loan Papers (including, without limitation, Section 14.2), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Banks, written notices from such Banks that in the aggregate constitute Required Banks, with each such notice stating that such Bank objects to such amendment. To the extent the Replacement Rate is approved by Administrative Agent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by Administrative Agent (it being understood that any such modification by Administrative Agent shall not require the consent of, or consultation with, any of the Banks).
2.10Amendments to Section 14.2(c) of the Credit Agreement. Section 14.2 of the Credit Agreement is hereby amended by:
(i)    amending and restating the first sentence of clause (c) of such section to read in full as follows:
“The Aggregate Elected Commitment Amount, a Bank’s Elected Commitment Amount, a Bank’s Maximum Credit Amount, the Commitment Percentage of each Bank, and Schedule 1 to this Agreement may be amended as set forth in Section 2.16, Schedule 1 to this Agreement may be amended as set forth in Section 14.8(b), and Administrative Agent and the Borrower may, without the consent of any Bank, enter into amendments or modifications to this Agreement or any of the other Loan Papers or to enter into additional Loan Papers as Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 13.1(b) in accordance with the terms of Section 13.1(b).”
(ii)    amending and restating subclause (ii)(C) of the proviso in the second sentence of clause (c) of such section to read in full as follows:
“forgive any of the principal of or reduce the rate of interest on the Loans (other than as a result of the adoption of a Replacement Rate pursuant to Section 13.1(b)) or any fees hereunder,”
2.11Replacement of Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 1 attached hereto.
Section 3.Borrowing Base. In reliance on the covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Banks hereby agree that the Borrowing Base shall be, effective as of the

Third Amendment Effective Date, increased from $1,000,000,000 to $1,300,000,000, and the Borrowing Base shall remain at $1,300,000,000 until the next Determination thereafter. Borrower and Banks agree that the Determination provided for in this Section 3 will constitute the Periodic Determination scheduled for May 1, 2018 (or such date promptly thereafter as reasonably possible) for the purposes of the Credit Agreement and shall not be construed or deemed to be a Special Determination for purposes of the Credit Agreement.
Section 4.Elected Commitments. In reliance on the covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, each Bank agrees that its Elected Commitment under the Credit Agreement effective as of the Third Amendment Effective Date shall be the amount set forth opposite such Bank’s name on Schedule 1 to the Credit Agreement (as amended hereby) under the caption “Elected Commitment”. Borrower, Administrative Agent and Banks agree that (i) this Third Amendment shall be deemed to constitute an Elected Commitment Increase Certificate and an acceptance of such Elected Commitment Increase Certificate by Administrative Agent for purposes of Section 2.16 of the Credit Agreement, (ii) Administrative Agent shall modify the Register required to be maintained by it pursuant to Section 14.8(e) as necessary to reflect such Elected Commitments, (iii) each Bank that has outstanding Loans (and participations in Letters of Credit) in amounts less than its Commitment Percentage of all outstanding Loans (and participations in Letters of Credit) shall purchase outstanding Loans (and participations in Letters of Credit) from Banks that have outstanding Loans (and participations in Letters of Credit) in amounts greater than their Commitment Percentage of all Outstanding Loans (and participations in Letters of Credit) such that each Bank holds Loans (and participations in Letters of Credit) in its Commitment Percentage of all outstanding Loans (and participations in Letters of Credit), and (iv) the increase in the Aggregate Elected Commitment Amount pursuant to this Third Amendment shall be deemed to occur simultaneously with the Periodic Determination provided for in Section 3 hereof and does not constitute an increase in the Aggregate Elected Commitment Amount following such Periodic Determination for purposes of Section 2.16(b)(ii) of the Credit Agreement.
Section 5.Conditions Precedent. The effectiveness of this Third Amendment is subject to the following:
5.1Administrative Agent shall have received counterparts of this Third Amendment from the Credit Parties and all Banks including the Exiting Bank (as defined herein).
5.2Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date.
5.3Administrative Agent shall have received title information as Administrative Agent may reasonably require satisfactory to Administrative Agent setting forth the status of title covering not less than the Required Reserve Value of the Proved Mineral Interests which are subject to Mortgages evaluated in the Reserve Report prepared as of December 31, 2017 and delivered to Administrative Agent.
5.4Administrative Agent shall be reasonably satisfied that the Mortgages (as amended and/or supplemented by such duly executed and notarized amendments and/or supplements as Administrative Agent may reasonably require) create first and prior Liens covering and encumbering not less than the Required Reserve Value of all Proved Mineral Interests owned by Borrower and its Subsidiaries evaluated in the Reserve Report prepared as of December 31, 2017 and delivered to Administrative Agent.
5.5Administrative Agent shall have received such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request.
Administrative Agent shall notify Borrower and the Banks of the effectiveness of this Third Amendment, and such notice shall be conclusive and binding.
Section 6.Representations and Warranties; Etc. Each Credit Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Paper to which such Credit Party is a party are true and correct in all material respects as though made on and as of the date hereof except (i) to the extent any such representation and warranty is expressly made as of a specific earlier date, in which case, such representation and warranty was true as of such date and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) is true and correct in all respects, (b) no Default or Event of Default exist under the Loan Papers or will, after giving effect to this Third Amendment, exist under the Loan Papers and (c) no Material Adverse Change has occurred.
Section 7.Miscellaneous.
7.1Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Third Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
7.2Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Third Amendment, (b) ratifies and affirms its obligations under the Facility Guaranty and the other Loan Papers to which it is a party, (c) acknowledges, renews and extends its continued liability under the Facility Guaranty and the other Loan Papers to which it is a party (in each case, as amended hereby), (d) agrees that its guarantee under the Facility Guaranty and the other Loan Papers (in each case, as amended hereby) to which it is a party remains in full force and effect with respect to the Obligations, as amended hereby, (e) represents and warrants that (i) the execution, delivery and performance of this Third Amendment has been duly authorized by all necessary corporate or company action of the Credit Parties, (ii) this Third Amendment constitutes a valid and binding agreement of the Credit Parties, and (iii) this Third Amendment is enforceable against each Credit Party in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and (f)

acknowledges and confirms that the amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations after giving effect to this Third Amendment.
7.3Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.
7.4No Oral Agreement. This written Third Amendment, the Credit Agreement and the other Loan Papers executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
7.5Governing Law. This Third Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.
7.6Payment of Expenses. Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.
7.7Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.8Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.9Loan Paper. This Third Amendment shall constitute a “Loan Paper” for all purposes under the other Loan Papers.
7.10Waiver of Jury Trial. Section 14.13 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.
7.11Exiting Bank Consents. By its execution of this Third Amendment, ING Capital LLC (the “Exiting Bank”) hereby (a) consents to this Third Amendment in its capacity as a Bank under the Credit Agreement, and (b) acknowledges and agrees to Section 2.10 of this Third Amendment. Each of the parties hereto hereby agrees and confirms that after giving effect to Section 2.10 of this Third Amendment, the Exiting Bank’s Commitment shall be $0.00, the Exiting Bank’s Commitments to lend, all other obligations of such Exiting Bank under the Credit

Agreement shall be terminated, and the Exiting Bank shall cease to be a Bank for all purposes under the Loan Papers.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the date first written above

BORROWER:                LAREDO PETROLEUM, INC.

By:    /s/ Richard C. Buterbaugh
Name:    Richard C. Buterbaugh
Title:    Executive V.P. & Chief Financial Officer

GUARANTORS:                LAREDO MIDSTREAM SERVICES, LLC

By:    /s/ Richard C. Buterbaugh
Name:    Richard C. Buterbaugh
Title:    Executive V.P. & Chief Financial Officer

GARDEN CITY MINERALS, LLC

By:    /s/ Richard C. Buterbaugh
Name:    Richard C. Buterbaugh
Title:    Executive V.P. & Chief Financial Officer

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A.,
as Administrative Agent and as a Bank

By:    /s/ Muhammad A. Dhamani
Name:    Muhammad A. Dhamani
Title:    Director

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Bank

By:    /s/ Michael Clayborne
Name:    Michael Clayborne
Title:    Director

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

ABN AMRO Capital USA LLC, as a Bank

By:    /s/ Darrell Holley
Name:    Darrell Holley
Title:    Managing Director

By:    /s/ Beth Johnson
Name:    Beth Johnson
Title:    Executive Director

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

BMO HARRIS FINANCING, INC., as a Bank

By:    /s/ Melissa Guzmann
Name:    Melissa Guzmann
Title:    Director

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

SOCIETE GENERALE, as a Bank

By:    /s/ Max Sonnonstine
Name:    Max Sonnonstine
Title:    DIRECTOR

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Bank

By:    /s/ Michael Higgins
Name:    Michael Higgins
Title:    Sr. Director

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

COMPASS BANK, as a Bank

By:    /s/ Gabriela Azcarate
Name:    Gabriela Azcarate
Title:    Vice President

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

COMERICA BANK, as a Bank

By:    /s/ Jeffrey M. LaBauve
Name:    Jeffrey M. LaBauve
Title:    Vice President

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

BOKF, NA dba BANK OF OKLAHOMA,
as a Bank

By:    /s/ Tyler Thalken
Name:    Tyler Thalken
Title:    Assistant Vice President

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Bank

By:    /s/ Kelly Graham
Name:    Kelly Graham
Title:    Vice President

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH as a Bank

By:    /s/ Alan Dawson
Name:    Alan Dawson
Title:    Director

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Bank

By:    /s/ Sydney G. Dennis
Name:    Sydney G. Dennis
Title:    Director

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

CITIBANK, N.A., as a Bank

By:    /s/ M. Jarrod Bourgeois
Name: M. Jarrod Bourgeois
Title: Director

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By:    /s/ Doreen Barr
Name:    Doreen Barr
Title:    Authorized Signatory

By:    /s/ Christopher Zybrick
Name:    Christopher Zybrick
Title:     Authorized Signatory

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Bank

By:    /s/ Annie Carr
Name:    Annie Carr
Title:     Authorized Signatory

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

ING CAPITAL LLC, as a Bank

By:    /s/ Juli Bieser
Name:    Juli Bieser
Title: Managing Director

By:    /s/ Hans Beekmans
Name:    Hans Beekmans
Title:     Director

Signature Page to Third Amendment to
Fifth Amended and Restated Credit Agreement

SCHEDULE 1

Bank	Maximum Credit Amount	Elected Commitment	Commitment Percentage
Wells Fargo Bank, N.A.	$191,666,666.67	$115,000,000.00	9.583%
Bank of America, N.A.	$166,666,666.66	$100,000,000.00	8.333%
ABN AMRO Capital USA LLC	$116,666,666.66	$70,000,000.00	5.833%
BMO Harris Financing, Inc.	$166,666,666.66	$100,000,000.00	8.333%
Societe Generale	$141,666,666.66	$85,000,000.00	7.083%
Capital One, National Association	$166,666,666.66	$100,000,000.00	8.333%
Compass Bank	$116,666,666.66	$70,000,000.00	5.833%
Comerica Bank	$91,666,666.66	$55,000,000.00	4.583%
BOKF, NA DBA Bank of Oklahoma	$116,666,666.66	$70,000,000.00	5.833%
Branch Banking and Trust Company	$116,666,666.66	$70,000,000.00	5.833%
The Bank of Nova Scotia, Houston Branch	$141,666,666.66	$85,000,000.00	7.083%
Barclays Bank PLC	$116,666,666.66	$70,000,000.00	5.833%
Citibank, N.A.	$116,666,666.66	$70,000,000.00	5.833%
Credit Suisse AG, Cayman Islands Branch	$116,666,666.66	$70,000,000.00	5.833%
Goldman Sachs Bank USA	$116,666,666.66	$70,000,000.00	5.833%
Totals:	$2,000,000,000.00	$1,200,000,000.00	100.00%

Administrative Agent	Address for Notice
Wells Fargo Bank, N.A.
Credit Contact:
1445 Ross Ave., Suite 4500, T9216-451
Dallas, TX 75202
Attn:Jason M. Hicks
Tel:214-721-8214
Fax:214-721-8215
Email:jason.m.hicks@wellsfargo.com

Primary Operations Contact:
1525 W WT Harris Blvd, 1st Floor
Charlotte, NC 28262-8522
MAC D1109-019
Attn:Agency Services
Tel:704-590-2706
Fax:704-590-2782